UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001‑39215	46‑5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

396 Alhambra Circle, Suite 255,
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(786) 483‑1757

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 28, 2020, Professional Holding Corp. (the “Company”) held its 2020 Annual Meeting of Shareholders. Of the 8,689,262 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 5,200,065 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal One – Elect Directors: To elect three incumbent Class III directors, and to elect one new Class II director. The vote for each director is as set forth below.

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jon L. Gorney	4,803,951	396,114	0
Herbert Martens	3,797,020	1,403,045	0
Anton Schutz	5,093,851	106,214	0
Norman Edelcup	5,093,851	106,214	0

The four nominees were each elected to the board by a plurality of the votes cast, as required by the Company’s bylaws.

Proposal Two – Ratification of Auditors: To ratify the appointment of Crowe LLP as independent auditors for the Company for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions
5,194,101	2	5,962

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Item 8.01 Other Events.

On April 29, 2020, the Company announced its plans concerning the release of its first quarter fiscal year 2020 financial results.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: April 29, 2020	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary